Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P.
Announces 2016 Fourth Quarter and Full Year Results and
Completion of Recapitalization Transactions

2016 Highlights

•	Net income from continuing operations attributable to the limited partners of $93.6 million, or $7.65 per unit

•	Net cash provided by operating activities of continuing operations of $100.6 million

•	Adjusted EBITDA of $255.5 million

Fourth Quarter 2016 Highlights

•	Net income from continuing operations attributable to the limited partners of $3.8 million, or $0.31 per unit

•	Net cash provided by operating activities of continuing operations of $26.1 million

•	Adjusted EBITDA of $51.1 million

Closing of Recapitalization Transactions on March 2, 2017

•	$250 million preferred unit investment

•	Extended 2018 debt maturities

•	Substantial near-term debt reduction

HOUSTON, March 6, 2017 - Natural Resource Partners L.P. (NYSE:NRP) today reported net income from continuing operations attributable to the limited partners for the year ended December 31, 2016 of $93.6 million, or $7.65 per unit, an increase of $347.8 million from a loss of $254.2 million, or $(20.78) per unit, a year earlier. Net cash provided by operating activities from continuing operations was $100.6 million for the year ended December 31, 2016, a decrease of $67.9 million compared to the prior year. Adjusted EBITDA, a non-GAAP measure, was $255.5 million for the year ended December 31, 2016, a decrease of $7.1 million compared to the same period in 2015. Excluding impairments and gains on sales of assets in both years, net income from continuing operations attributable to the limited partners was $81.7 million for the year ended December 31, 2016 compared to $115.9 million for the year ended December 31, 2015. Reconciliations for all non-GAAP items are shown in tables at the end of the release.

NRP reported net income from continuing operations attributable to the limited partners for the quarter ended December 31, 2016 of $3.8 million, or $0.31 per unit, a $5.8 million decrease from the $9.6 million, or $0.79 per unit reported for the fourth quarter 2015. This decline is primarily attributed to coal lease assignment fees of $15 million that were reported in the fourth quarter of 2015. Net cash provided by operating activities from continuing operations was $26.1 million in the fourth quarter of 2016 compared to $36.3 million for the fourth quarter of 2015. Adjusted EBITDA for the fourth quarter of 2016 was $51.1 million compared to $64.6 million in the same quarter 2015. Excluding impairments and gains on sale of assets in both fourth quarters, net income from continuing operations attributable to the limited partners was $11.1 million for the quarter ended December 31, 2016 compared to $28.3 million for the quarter ended December 31, 2015.

“Although 2016 was a challenging year for the coal industry, NRP enters 2017 as a much stronger company,” said Wyatt Hogan, President and Chief Operating Officer. “The recent improvements in the markets for both metallurgical and thermal coal, combined with the continued balance and diversification of our soda ash and aggregates businesses, position NRP well for the new year."

“Our successful deleveraging efforts throughout the course of 2016 culminated in the recently announced investments in NRP by Blackstone and GoldenTree, as well as the extensions of our 2018 debt maturities," said Craig Nunez, Chief Financial Officer. "We look forward to working with our new partners to continue to improve our balance sheet and explore new opportunities to grow and diversify the partnership.”

Business Results and Outlook

The table below presents NRP's business results by segment for the year ended December 31, 2016 and 2015:

	Operating Business Segments
	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(In thousands)
Year Ended December 31, 2016
Total revenues and other income	$239,183	$40,061	$120,815	$—	$400,059
Total operating expenses excluding impairments (1)	$61,656	$—	$115,162	$20,570	$197,388
Asset impairments	$15,861	$—	$1,065	$—	$16,926
Net income (loss) from continuing operations	$161,816	$40,061	$4,438	$(111,101)	$95,214
Adjusted EBITDA (1)	$209,443	$46,550	$20,009	$(20,531)	$255,471
Net cash provided by (used in) operating activities of continuing operations	$134,490	$46,550	$20,400	$(100,797)	$100,643
Net cash provided by (used in) investing activities of continuing operations	$65,057	$—	$(5,114)	$—	$59,943
Net cash provided by (used in) financing activities of continuing operations	$16	$(7,229)	$(1,825)	$(152,381)	$(161,419)
Distributable Cash Flow (1)	$199,547	$46,550	$16,243	$(100,797)	$271,415

Year Ended December 31, 2015
Total revenues and other income	$250,717	$49,918	$139,013	$—	$439,648
Total operating expenses excluding impairments (1)	$80,659	$—	$132,523	$12,348	$225,530
Asset impairments	$378,327	$—	$6,218	$—	$384,545
Net income (loss) from continuing operations	$(208,248)	$49,918	$251	$(102,092)	$(260,171)
Adjusted EBITDA (1)	$206,127	$46,795	$22,047	$(12,330)	$262,639
Net cash provided by (used in) operating activities of continuing operations	$204,934	$43,029	$23,605	$(103,056)	$168,512
Net cash provided by (used in) investing activities of continuing operations	$15,805	$—	$(8,820)	$—	$6,985
Net cash provided by (used in) financing activities of continuing operations	$(2,744)	$—	$—	$(180,520)	$(183,264)
Distributable Cash Flow (1)	$217,842	$43,029	$18,802	$(103,056)	$176,617

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

The table below presents NRP's business results by segment for the three months ended December 31, 2016 and 2015:

	Operating Business Segments
	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(In thousands)
Three Months Ended December 31, 2016
Total revenues and other income	$46,069	$9,319	$32,724	$—	$88,112
Total operating expenses excluding impairments (1)	$13,928	$—	$30,609	$7,224	$51,761
Asset impairments	$8,180	$—	$1,065	$—	$9,245
Net income (loss) from continuing operations	$24,014	$9,319	$997	$(30,519)	$3,811
Adjusted EBITDA (1)	$40,464	$12,250	$5,555	$(7,214)	$51,055
Net cash provided by (used in) operating activities of continuing operations	$43,118	$12,250	$3,720	$(32,992)	$26,096
Net cash provided by (used in) investing activities of continuing operations	$7,223	$—	$(790)	$—	$6,433
Net cash provided by (used in) financing activities of continuing operations	$16	$—	$(232)	$(84,334)	$(84,550)
Distributable Cash Flow (1)	$50,341	$12,250	$3,132	$(32,992)	$32,714

Three Months Ended December 31, 2015
Total revenues and other income	$60,713	$13,179	$31,979	$—	$105,871
Total operating expenses excluding impairments (1)	$22,358	$—	$29,368	$2,525	$54,251
Asset impairments	$12,821	$—	$6,218	$—	$19,039
Net income (loss) from continuing operations	$25,555	$13,179	$(3,628)	$(25,309)	$9,797
Adjusted EBITDA (1)	$49,185	$12,250	$5,669	$(2,523)	$64,581
Net cash provided by (used in) operating activities of continuing operations	$55,093	$12,251	$3,822	$(34,845)	$36,321
Net cash provided by (used in) investing activities of continuing operations	$259	$—	$(1,403)	$—	$(1,144)
Net cash provided by (used in) financing activities of continuing operations	$—	$—	$—	$(43,638)	$(43,638)
Distributable Cash Flow (1)	$54,870	$12,251	$1,862	$(34,845)	$34,138

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Coal Royalty and Other

In the fourth quarter, NRP began to realize the benefits of the significant increases in metallurgical coal prices during 2016.  A number of NRP's lessees were able to take advantage of the improved markets and lock in tonnage commitments for 2017 at substantially higher prices than they realized in 2016.  While spot metallurgical prices have recently retreated from the highs reached in the fourth quarter, NRP believes that the global supply/demand dynamic will support long-term metallurgical coal prices well above the lows hit in the first half of 2016.  NRP derived approximately 37% of its coal royalty revenues and approximately 35% of the related production from metallurgical coal during the year ended December 31, 2016.  The domestic thermal coal markets have also shown modest improvements, as production cuts over the last two years have rationalized coal stockpiles.  Although a mild winter has tempered demand for thermal coal, natural gas prices remain higher than 2016, causing thermal coal to be more competitive for electricity generation as compared to recent years.

Revenues and other income decreased $11.5 million, or 5%, from $250.7 million in the year ended December 31, 2015 to $239.2 million in the year ended December 31, 2016. A $42.3 million reduction in total coal royalty revenues was caused by a 16.8 million ton reduction in sales. While all regions experienced reduced revenue, the largest decrease occurred in Central Appalachia, which continues to face challenges with respect to thermal coal production. Included in the 2016 total coal royalty and other segment revenues and other income was recognition of $40.5 million of deferred revenue associated with lease modifications and terminations and $29.1 million in gains on asset sales primarily from the sale of certain oil and gas and aggregates royalty properties. Included in the 2015 total coal royalty and other segment revenues and other income was $21.0 million in lease assignment fees and a $9.3 million gain on reserve swap. Revenues and other income for the fourth quarter of 2016 decreased $14.6 million to $46.1 million from the $60.7 million reported for the fourth quarter of 2015. The decrease was primarily due to $15.0 million in lease assignment fees received in the fourth quarter of 2015.

Net income from continuing operations increased $370.0 million, from a loss of $208.2 million in the year ended December 31, 2015 to income of $161.8 million in the year ended December 31, 2016. This increase is primarily related to $378.3 million of impairments taken in the year ended December 31, 2015. Net income from continuing operations decreased $1.5 million to $24.0 million in the fourth quarter of 2016 from the same quarter in 2015.

Adjusted EBITDA increased $3.3 million, or 2%, from $206.1 million in the year ended December 31, 2015 to $209.4 million in the year ended December 31, 2016. This increase was primarily the result of lower operating and maintenance expenses year-over-year, partially offset by lower revenues as discussed. Adjusted EBITDA of $40.5 million reported in the fourth quarter of 2016 decreased $8.7 million from 2015.

Net cash provided by operating activities of continuing operations decreased $70.4 million or 34% from $204.9 million in the year ended December 31, 2015 to $134.5 million in the year ended December 31, 2016. This decrease is primarily related to lower coal royalty production and less minimum payments received from our coal leases. Net cash provided by operating activities of continuing operations decreased $12.0 million to $43.1 million in the fourth quarter of 2016 from 2015. This decline was primarily associated with the $15.0 million of lease assignment fees received in the fourth quarter of 2015.

Net cash provided by investing activities increased $49.3 million to $65.1 million in the year ending December 31, 2016, mainly due to the sale of certain oil and gas and aggregates royalty properties in 2016. Net cash provided by financing activities increased $2.8 million from 2015 due to distributions to non-controlling interests in 2015. For the quarter ending December 31, 2016, net cash provided by investing activities rose $7.0 million to $7.2 million mainly due to the proceeds from the sale of oil and gas royalty properties in the fourth quarter of 2016, while net cash provided by financing activities for the fourth quarter were virtually flat.

Distributable cash flow of $199.5 million for the calendar year 2016 declined $18.3 million from 2015 mainly due to the change in net cash provided by operating activities of continuing operations described above less the $48.5 million of increased proceeds from the sale of mineral rights and property plant and equipment in 2016 over that of 2015. Distributable cash flow of $50.3 million in the fourth quarter of 2016 declined $4.5 million from the fourth quarter of 2015. The $15.0 million of lease assignment fees reported in the fourth quarter of 2015 were partially offset by the $6.9 million of proceeds from the sale of mineral rights received in the fourth quarter of 2016.

Soda Ash

Revenues and other income related to our equity investment in Ciner Wyoming decreased $9.8 million, or 20%, from $49.9 million in the year ended December 31, 2015 to $40.1 million in the year ended December 31, 2016. This decrease is primarily related to lower international prices compared to the prior year, in addition to higher royalty and G&A costs. These decreases were partially offset by an increase in soda ash volumes sold compared to the prior year. For the year ended December 31, 2016, NRP received

$46.6 million in cash distributions from Ciner Wyoming and for the year ended December 31, 2015, NRP received $46.8 million in cash distributions. For the fourth quarter of 2016 distributions of $12.3 million were flat with the fourth quarter of 2015.

VantaCore

VantaCore's construction aggregates mining business is largely dependent on the strength of the local markets that it serves and is seasonal. The largest component of the VantaCore segment is the Laurel operation in southwestern Pennsylvania, which primarily serves producers and service companies operating in the Marcellus and Utica Shales. Low natural gas prices led to a lower pace of exploration and development in those areas and had a material negative impact on Laurel's revenues as compared to 2015. VantaCore's Winn operation experienced a modest decline in revenues relative to 2015, while the McIntosh Construction and Southern operations enjoyed improvements in revenues compared to the prior year and the new Grand Rivers operation continued to grow its sales over the course of 2016.

Revenues and other income related to our VantaCore segment decreased $18.2 million, or 13%, from $139.0 million in the year ended December 31, 2015 to $120.8 million in the year ended December 31, 2016. While VantaCore's production and revenues declined in 2016 compared to 2015, its cost management efforts have enabled the business to maintain its profitability. Tonnage sold declined 5% or 0.4 million tons year-over-year to 7.0 million tons. Most metrics for the fourth quarter of 2016 were virtually flat with the fourth quarter of 2015 except for net income from continuing operations which improved $4.6 million mainly due to lower non-cash impairments booked in 2016 than in the fourth quarter of 2015.

Discontinued Operations

In July 2016, NRP Oil and Gas sold its non-operated oil and gas working interest assets in the Williston Basin and repaid the reserve-based revolving credit facility in full. The net proceeds of $109.9 million from the sale is included in the calculation of distributable cash flow and included in net cash provided by investing activities of discontinued operations on the Consolidated Statement of Cash Flows.

Corporate and Financing

Corporate and financing general and administrative expense (including affiliates) includes corporate headquarters, financing, legal and centralized treasury and accounting. These costs increased $8.3 million, or 67%, from $12.3 million in the year ended December 31, 2015 to $20.6 million in the year ended December 31, 2016 primarily due to increased legal and consulting fees associated with the implementation of our long-term plan to strengthen our balance sheet, reduce debt and enhance our liquidity and increased LTIP expense as a result of our unit price increasing in 2016 compared to decreasing in 2015 and the accelerated recognition of our LTIP awards granted in 2016. Interest expense, net was essentially flat from $89.7 million in the year ended December 31, 2015 to $90.5 million in the year ended December 31, 2016.

In 2016 NRP repaid $248.1 million of debt, including $85.0 million to repay the NRP Oil and Gas revolving credit facility in full, $82.9 million on the NRP Operating senior notes, and $80.0 million under the Opco Credit Facility.

Subsequent Events

On February 14, 2017, the Partnership paid a distribution of $0.45 per unit to unitholders of record on February 7, 2017.

On March 2, 2017, NRP completed its previously announced recapitalization transactions.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns interests in coal, aggregates and industrial minerals across the United States.  A large percentage of NRP's revenues are generated from royalties and other passive income.  In addition, NRP owns an equity investment in Ciner Wyoming, a trona/soda ash operation, and owns VantaCore, making NRP one of the top 25 aggregates producers in the United States.

For additional information, please contact Kathy H. Roberts at 713-751-7555 or kroberts@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Non-GAAP Financial Measures

“Adjusted EBITDA” is a non-GAAP financial measure that we define as net income (loss) from continuing operations less equity earnings from unconsolidated investment, gain on reserve swaps and income to non-controlling interest; plus distributions from equity earnings in unconsolidated investment, interest expense, depreciation, depletion and amortization and asset impairments.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income (loss), the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable Cash Flow” is a non-GAAP financial measure that we define as net cash provided by operating activities of continuing operations, plus returns of unconsolidated equity investments, proceeds from sales of assets including those included in discontinued operations, and returns of long-term contract receivables—affiliate, less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. DCF is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the Partnership's ability to make cash distributions to our unitholders and our general partner and repay debt.

“Operating expenses excluding impairments” is a non-GAAP financial measure that we define as total operating expenses less asset impairments. “Operating expenses excluding impairments,” as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Operating expenses excluding impairments should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Operating expenses excluding impairments provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax positions. Operating expenses excluding impairments does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital and other commitments and obligations. Our management team believes Operating expenses excluding impairments is useful in evaluating our financial performance because asset impairments are one-time non-cash charges and excluding these from total operating expenses allows us to better compare results period-over-period. A reconciliation of Operating expenses excluding impairments to total operating expenses is included in the tables attached to this release.

“Net income excluding impairments” is a non-GAAP financial measure that we define as net income (loss) plus asset impairments. Net income excluding impairments, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Net income excluding impairments should not be considered in isolation or as a substitute for operating income (loss), net income (loss), cash flows provided by operating, investing and financial activities, or other income or cash flow statement data prepared in accordance with GAAP. Our management team believes net income excluding impairments is useful in evaluating our financial performance because asset impairments are irregular non-cash charges and excluding these from net income allows us to better compare results period-over-period. A reconciliation of Net income excluding impairments to net income is included in the tables attached to this release.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership. These risks include, but are not limited to, commodity prices; decreases in demand for coal, aggregates and industrial minerals, including trona/soda ash; changes in operating conditions and costs; production cuts by our lessees; unanticipated geologic problems; our liquidity, leverage and access to capital and financing sources; changes in the legislative or regulatory environment, and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

-Financial Tables Follow-

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues and other income:
Coal royalty and other	$28,184	$41,927	$144,520	$154,066
Coal royalty and other—affiliates	16,087	18,777	65,595	89,715
VantaCore	32,721	31,991	120,802	139,049
Equity in earnings of Ciner Wyoming	9,319	13,179	40,061	49,918
Gain (loss) on asset sales	1,801	(3)	29,081	6,900
Total revenues and other income	88,112	105,871	400,059	439,648

Operating expenses:
Operating and maintenance expenses	31,797	30,605	119,621	136,943
Operating and maintenance expenses—affiliates, net	977	7,233	10,925	15,323
Depreciation, depletion and amortization	10,906	12,783	43,087	57,295
Amortization expense—affiliate	857	1,105	3,185	3,621
General and administrative	6,303	1,022	16,979	7,036
General and administrative—affiliates	921	1,503	3,591	5,312
Asset impairments	9,245	19,039	16,926	384,545
Total operating expenses	61,006	73,290	214,314	610,075

Income (loss) from operations	27,106	32,581	185,745	(170,427)

Other income (expense)
Interest expense	(23,305)	(22,323)	(90,047)	(87,911)
Interest expense—affiliate	—	(463)	(523)	(1,851)
Interest income	10	2	39	18
Other expense, net	(23,295)	(22,784)	(90,531)	(89,744)

Net income (loss) from continuing operations	3,811	9,797	95,214	(260,171)
Income (loss) from discontinued operations	(323)	(31,583)	1,678	(311,549)
Net income (loss)	3,488	(21,786)	96,892	(571,720)

Net income (loss) attributable to limited partners:
Continuing operations	$3,814	$9,626	$93,585	$(254,173)
Discontinued operations	(317)	(30,952)	1,644	(305,319)
Total	3,497	(21,326)	95,229	(559,492)

Net income (loss) attributable to the general partner:
Continuing operations	$(3)	$171	$1,629	$(5,998)
Discontinued operations	(6)	(631)	34	(6,230)
Total	$(9)	$(460)	$1,663	$(12,228)

Basic and diluted net income (loss) per common unit:
Continuing operations	$0.31	$0.79	$7.65	$(20.78)
Discontinued operations	(0.03)	(2.53)	0.13	(24.97)
Total	$0.28	$(1.75)	$7.78	$(45.75)

Average number of common units outstanding	12,232	12,232	12,232	12,232

Net income (loss)	$3,488	$(21,786)	$96,892	$(571,720)
Add: comprehensive income (loss) from unconsolidated investment and other	1,178	198	486	(1,693)
Comprehensive income (loss)	$4,666	$(21,588)	$97,378	$(573,413)

Natural Resource Partners L.P.
Financial Tables

Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$3,488	$(21,786)	$96,892	$(571,720)
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	10,906	12,783	43,087	57,295
Amortization expense—affiliates	857	1,105	3,185	3,621
Distributions from equity earnings from unconsolidated investment	12,250	12,250	46,550	46,795
Equity earnings from unconsolidated investment	(9,319)	(13,179)	(40,061)	(49,918)
(Gain) loss on asset sales	(1,801)	3	(29,081)	(6,900)
(Income) loss from discontinued operations	323	31,583	(1,678)	311,549
Asset impairments	9,245	19,039	16,926	384,545
Gain on reserve swap	—	—	—	(9,290)
Other, net	1,590	665	8,284	(7,109)
Other, net—affiliates	145	1,227	993	(912)
Change in operating assets and liabilities:
Accounts receivable	772	4,202	431	7,705
Accounts receivable—affiliates	399	1,105	(313)	3,149
Accounts payable	72	(1,462)	707	(3,625)
Accounts payable—affiliates	110	(1,595)	139	(32)
Accrued liabilities	(2,669)	(7,065)	4,618	1,420
Accrued liabilities—affiliates	—	(457)	(456)	—
Deferred revenue	4,881	1,570	(35,881)	7,605
Deferred revenue—affiliates	(3,032)	(801)	(11,222)	(4,200)
Other items, net	(2,121)	(2,866)	(2,477)	(1,466)
Other items, net—affiliates	—	—	—	—
Net cash provided by operating activities of continuing operations	26,096	36,321	100,643	168,512
Net cash provided by (used in) operating activities of discontinued operations	(855)	5,753	7,318	34,912
Net cash provided by operating activities	25,241	42,074	107,961	203,424
Cash flows from investing activities:
Proceeds from sale of oil and gas royalty properties	6,880	—	42,844	—
Proceeds from sale of coal and aggregate royalty properties	(25)	—	18,189	3,505
Return of long-term contract receivables—affiliate	391	342	2,968	2,463
Proceeds from sale of plant and equipment and other	164	(460)	1,350	11,024
Acquisition of plant and equipment and other	(977)	(1,026)	(5,408)	(9,607)
Acquisition of mineral rights	—	—	—	(400)
Net cash provided by (used in) investing activities of continuing operations	6,433	(1,144)	59,943	6,985
Net cash provided by (used in) investing activities of discontinued operations	51	(4,675)	106,872	(37,256)
Net cash provided by (used in) investing activities	6,484	(5,819)	166,815	(30,271)
Cash flows from financing activities:
Proceeds from loans	—	—	20,000	100,000
Repayments of loans	(76,967)	(24,808)	(183,141)	(165,983)
Distributions to unitholders	(5,616)	(5,616)	(22,465)	(71,758)
Distributions to non-controlling interest	—	—	—	(2,744)
Contributions from (to) discontinued operations	(805)	(13,000)	39,421	(36,725)
Debt issue costs and other	(1,162)	(214)	(15,234)	(6,054)
Net cash used in financing activities of continuing operations	(84,550)	(43,638)	(161,419)	(183,264)
Net cash provided by (used in) financing activities of discontinued operations	805	(2,000)	(124,759)	11,808
Net cash used in financing activities	(83,745)	(45,638)	(286,178)	(171,456)

Net increase (decrease) in cash and cash equivalents	(52,020)	(9,383)	(11,402)	1,697

Cash and cash equivalents of continuing operations at beginning of period	92,391	49,665	41,204	48,971
Cash and cash equivalents of discontinued operations at beginning of period	—	11,491	10,569	1,105
Cash and cash equivalents at beginning of period	92,391	61,156	51,773	50,076

Cash and cash equivalents at end of period	40,371	51,773	40,371	51,773
Less: cash and cash equivalents of discontinued operations at end of period	—	10,569	—	10,569
Cash and cash equivalents of continuing operations at end of period	$40,371	$41,204	$40,371	$41,204

Supplemental cash flow information:
Cash paid during the period for interest	$29,631	$29,977	$84,380	$85,738
Plant, equipment and mineral rights funded with accounts payable or accrued liabilities	—	(161)	—	4,304

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets
(in thousands, except unit data)
	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$40,371	$41,204
Accounts receivable, net	43,202	43,633
Accounts receivable—affiliates, net	6,658	6,345
Inventory	6,893	7,835
Prepaid expenses and other	6,137	4,268
Current assets of discontinued operations	991	17,844
Total current assets	104,252	121,129
Land	25,252	25,022
Plant and equipment, net	49,443	60,675
Mineral rights, net	908,192	984,522
Intangible assets, net	3,236	3,930
Intangible assets, net—affiliate	49,811	52,997
Equity in unconsolidated investment	255,901	261,942
Long-term contracts receivable—affiliate	43,785	47,359
Other assets	3,791	1,173
Other assets—affiliate	1,018	1,124
Non-current assets of discontinued operations	—	110,162
Total assets	$1,444,681	$1,670,035
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$6,234	$5,022
Accounts payable—affiliates	940	801
Accrued liabilities	41,587	44,997
Accrued liabilities—affiliates	—	456
Current portion of long-term debt, net	138,903	80,745
Current liabilities of discontinued operations	353	4,388
Total current liabilities	188,017	136,409
Deferred revenue	44,931	80,812
Deferred revenue—affiliates	71,632	82,853
Long-term debt, net	987,400	1,186,681
Long-term debt, net—affiliate	—	19,930
Other non-current liabilities	4,565	5,171
Non-current liabilities of discontinued operations	—	85,237
Commitments and contingencies
Partners’ capital:
Common unitholders’ interest (12,232,006 units outstanding)	152,309	79,094
General partner’s interest	887	(606)
Accumulated other comprehensive loss	(1,666)	(2,152)
Total partners’ capital	151,530	76,336
Non-controlling interest	(3,394)	(3,394)
Total capital	148,136	72,942
Total liabilities and capital	$1,444,681	$1,670,035

Natural Resource Partners L.P.
Financial Tables

Operating Statistics - Coal Royalty and Other
(in thousands except per ton data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Coal production (tons)
Appalachia
Northern	1,833	1,981	2,312	9,562
Central	3,176	3,460	13,222	16,862
Southern	575	803	2,776	3,803
Total Appalachia	5,584	6,244	18,310	30,227
Illinois Basin	2,060	2,908	8,116	11,173
Northern Powder River Basin	1,047	1,408	3,781	4,905
Gulf Coast	—	(38)	0.4	740
Total coal production	8,691	10,522	30,207	47,045

Coal royalty revenue per ton
Appalachia
Northern	$0.36	$0.29	$1.15	$0.28
Central	4.97	3.54	3.64	3.85
Southern	5.64	4.66	3.84	4.57
Illinois Basin	3.92	3.80	3.66	3.94
Northern Powder River Basin	2.22	2.29	2.81	2.54
Gulf Coast	—	11.21	3.28	3.47

Coal royalty revenues
Appalachia
Northern	$662	$567	$2,667	$2,672
Central	15,788	12,261	48,119	64,877
Southern	3,241	3,744	10,660	17,390
Total Appalachia	19,691	16,572	61,446	84,939
Illinois Basin	8,069	11,043	29,680	44,063
Northern Powder River Basin	2,323	3,224	10,637	12,443
Gulf Coast	1	(426)	1	2,570
Total coal royalty revenue	$30,084	$30,413	$101,764	$144,015

Other revenues
Coal override revenue	$799	$725	$2,281	$2,920
Transportation and processing fees	3,673	5,633	19,336	22,033
Minimums recognized as revenue	4,136	3,009	64,591	15,489
Lease assignment fee	—	15,000	—	21,000
Gain on reserve swap	—	—	—	9,290
Wheelage	577	1,049	2,374	3,166
Hard mineral royalty revenues	969	538	3,163	8,090
Oil and gas royalty revenues	999	888	3,537	4,364
Property tax revenue	1,558	2,656	10,457	11,258
Other	1,476	793	2,612	2,156
Total other revenues	$14,187	$30,291	$108,351	$99,766
Coal royalty and other income	44,271	60,704	210,115	243,781
Gain on coal royalty and other segment asset sales	1,798	9	29,068	6,936
Total coal royalty and other segment revenues and other income	$46,069	$60,713	$239,183	$250,717

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Distributable Cash Flow
(in thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended December 31, 2016
Net cash provided by (used in) operating activities of continuing operations	$43,118	$12,250	$3,720	$(32,992)	$26,096
Add: proceeds from sale of PP&E	—	—	164	—	164
Add: proceeds from sale of mineral rights	6,855	—	—	—	6,855
Add: proceeds from sale of assets included in discontinued operations	—	—	—	—	(17)
Add: return on long-term contract receivables—affiliate	391	—	—	—	391
Less: maintenance capital expenditures	(23)	—	(752)	—	(775)
DCF	$50,341	$12,250	$3,132	$(32,992)	$32,714

Three Months Ended December 31, 2015
Net cash provided by (used in) operating activities of continuing operations	$55,093	$12,251	$3,822	$(34,845)	$36,321
Add: proceeds from sale of PP&E	(478)	—	18	—	(460)
Add: proceeds from sale of mineral rights	—	—	—	—	—
Add: return on long-term contract receivables—affiliate	342	—	—	—	342
Less: maintenance capital expenditures	(87)	—	(1,978)	—	(2,065)
Less: distributions to non-controlling interest	—	—	—	—	—
DCF	$54,870	$12,251	$1,862	$(34,845)	$34,138

Year Ended December 31, 2016
Net cash provided by (used in) operating activities of continuing operations	$134,490	$46,550	$20,400	$(100,797)	$100,643
Add: proceeds from sale of PP&E	1,084	—	266	—	1,350
Add: proceeds from sale of mineral rights	61,033	—	—	—	61,033
Add: proceeds from sale of assets included in discontinued operations	—	—	—	—	109,872
Add: return on long-term contract receivables—affiliate	2,968	—	—	—	2,968
Less: maintenance capital expenditures	(28)	—	(4,423)	—	(4,451)
DCF	$199,547	$46,550	$16,243	$(100,797)	$271,415

Year Ended December 31, 2015
Net cash provided by (used in) operating activities of continuing operations	$204,934	$43,029	$23,605	$(103,056)	$168,512
Add: proceeds from sale of PP&E	10,100	—	924	—	11,024
Add: proceeds from sale of mineral rights	3,505	—	—	—	3,505
Add: return on long-term contract receivables—affiliate	2,463	—	—	—	2,463
Less: maintenance capital expenditures	(416)	—	(5,727)	—	(6,143)
Less: distributions to non-controlling interest	(2,744)	—	—	—	(2,744)
DCF	$217,842	$43,029	$18,802	$(103,056)	$176,617

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Adjusted EBITDA
(in thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended December 31, 2016
Net income (loss) from continuing operations	$24,014	$9,319	$997	$(30,519)	$3,811
Less: equity earnings from unconsolidated investment	—	(9,319)	—	—	(9,319)
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense	—	—	—	23,305	23,305
Add: depreciation, depletion and amortization	8,270	—	3,493	—	11,763
Add: asset impairments	8,180	—	1,065	—	9,245
Adjusted EBITDA	$40,464	$12,250	$5,555	$(7,214)	$51,055

Three Months Ended December 31, 2015
Net income (loss) from continuing operations	$25,555	$13,179	$(3,628)	$(25,309)	$9,797
Less: equity earnings from unconsolidated investment	—	(13,179)	—	—	(13,179)
Less: gain on reserve swap	—	—	—	—	—
Add: distributions from unconsolidated investment	—	12,250	—	—	12,250
Add: interest expense	—	—	—	22,786	22,786
Add: depreciation, depletion and amortization	10,809	—	3,079	—	13,888
Add: asset impairments	12,821	—	6,218	—	19,039
Adjusted EBITDA	$49,185	$12,250	$5,669	$(2,523)	$64,581

Year Ended December 31, 2016
Net income (loss) from continuing operations	$161,816	$40,061	$4,438	$(111,101)	$95,214
Less: equity earnings from unconsolidated investment	—	(40,061)	—	—	(40,061)
Add: distributions from unconsolidated investment	—	46,550	—	—	46,550
Add: interest expense	—	—	—	90,570	90,570
Add: depreciation, depletion and amortization	31,766	—	14,506	—	46,272
Add: asset impairments	15,861	—	1,065	—	16,926
Adjusted EBITDA	$209,443	$46,550	$20,009	$(20,531)	$255,471

Year Ended December 31, 2015
Net income (loss) from continuing operations	$(208,248)	$49,918	$251	$(102,092)	$(260,171)
Less: equity earnings from unconsolidated investment	—	(49,918)	—	—	(49,918)
Less: gain on reserve swap	(9,290)	—			(9,290)
Add: distributions from unconsolidated investment	—	46,795	—	—	46,795
Add: interest expense	—	—	—	89,762	89,762
Add: depreciation, depletion and amortization	45,338	—	15,578	—	60,916
Add: asset impairments	378,327	—	6,218	—	384,545
Adjusted EBITDA	$206,127	$46,795	$22,047	$(12,330)	$262,639

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Operating Expenses Excluding Impairments
(in thousands)

	Coal Royalty and Other			Corporate and Financing
		Soda Ash	VantaCore		Total
	(Unaudited)
Three Months Ended December 31, 2016
Total operating expenses	$22,108	$—	$31,674	$7,224	$61,006
Less: asset impairments	8,180	—	1,065	—	9,245
Operating expenses excluding impairments	$13,928	$—	$30,609	$7,224	$51,761

Three Months Ended December 31, 2015
Total operating expenses	$35,179	$—	$35,586	$2,525	$73,290
Less: asset impairments	12,821	—	6,218	—	19,039
Operating expenses excluding impairments	$22,358	$—	$29,368	$2,525	$54,251

Year Ended December 31, 2016
Total operating expenses	$77,517	$—	$116,227	$20,570	$214,314
Less: asset impairments	15,861	—	1,065	—	16,926
Operating expenses excluding impairments	$61,656	$—	$115,162	$20,570	$197,388

Year Ended December 31, 2015
Total operating expenses	$458,986	$—	$138,741	$12,348	$610,075
Less: asset impairments	378,327	—	6,218	—	384,545
Operating expenses excluding impairments	$80,659	$—	$132,523	$12,348	$225,530

Non-cash impairment charges attributable to the limited partners
(in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)
Asset impairments, as reported	9,245	19,039	16,926	384,545
Asset impairments attributable to the limited partners	9,060	18,658	16,587	376,854
Asset impairments attributable to the general partners	185	381	339	7,691

Gain on sale of assets attributable to the limited partners
(in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)
Gain (loss) on sale of assets, as reported	1,801	(3)	29,081	6,900
Gain (loss) on sale of assets attributable to the limited partners	1,765	(3)	28,499	6,762
Gain (loss) on sale of assets attributable to the general partners	36	—	582	138

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures

Net Income from Continuing Operations and Net Income from Continuing Operations Per Unit Attributable to the Limited Partners Excluding Impairments and Asset Sales
(in thousands, except per unit data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(Unaudited)
Net income (loss) from continuing operations attributable to the limited partners, as reported	$3,814	$9,626	$93,585	$(254,173)
(Gain) loss on sale of assets attributable to the limited partners	(1,765)	3	(28,499)	(6,762)
Asset impairments attributable to the limited partners	9,060	18,658	16,587	376,854
Net income from continuing operations attributable to the limited partners excluding impairments and gain on asset sales	$11,109	$28,287	$81,673	$115,919
Weighted average number of common units outstanding	12,232	12,232	12,232	12,232
Net income from continuing operations per unit attributable to the limited partners excluding impairments and gain on asset sales	$0.91	$2.31	$6.68	$9.48

-end-